SCHEDULE 14C INFORMATION

                InformaAtion Statement Pursuant to Section 14 (c)
             of the Securities Exchange Act of 1934 (Amendment No.)


Check  the  appropriate  box:

[X] Preliminary  Information Statement   [ ] Confidential,for  Use  of  the
                                             Commission  Only  (as  permitted
                                             by  Rule  14c-5  (d)(2))

[ ] Definitive  Information  Statement


                             TECH LABORATORIES, INC.
                  (Name of Registrant As Specified In Charter)


Payment  of  Filing  Fee  (Check  the  appropriate  box):

    [X]   No  fee  required.

    [ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and
          0-11.


     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate  number  of  securities  to  which  transaction  applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed  maximum  aggregate  value  of  transaction:

     5)   Total  fee  paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check  box  if  any  part  of  the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount  Previously  Paid:

     2)   Form,  Schedule  or  Registration  Statement  No:

     3)   Filing  Party:

     4)   Date  Filed:

                THIS INFORMATION STATEMENT IS BEING PROVIDED TO
                  YOU BY THE BOARD OF DIRECTORS OF THE COMPANY
                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY

                             TECH LABORATORIES, INC.

                                   In care of:
                              Anslow & Jaclin, LLP
                          195 Route 9 South, Suite 204
                               Manalapan, NJ 07726

                              INFORMATION STATEMENT

                                  (Preliminary)
                                September 6, 2005
                               GENERAL INFORMATION

        This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $.01 per share (the "Common Stock"), of Tech Laboratories, Inc., a Florida Corporation (the "Company"), to notify such Stockholders that on or about July 11, 2005, the Company received written consents in lieu of a meeting of Stockholders from holders of 46,711,446 shares representing approximately 50.25% of the 92,954,467 shares of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") approving the Settlement Agreement and Release (the "Agreement") with Bernard Ciongoli and Earl Bjorndal, our former officers and directors and transfer of assets pursuant to the Agreement.

     On July 11, 2005, the Board of Directors of the Company approved the Agreement, subject to Stockholder approval. The Majority Stockholders approved the Agreement by written consent in lieu of a meeting on July 11, 2005 in accordance with the New Jersey Statutes Annotated ("NJSA"). Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendments.

        WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

     In connection with the Settlement Agreement and Release (the "Agreement") signed on July 11, 2005, Mr. Bernard Ciongoli resigned from his positions as President, Chief Executive Officer, Chief Financial Officer, and member of the Board of Directors of the Company, and agreed to the cancellation of 17,931,806 of his shares of our common stock. Earl Bjorndal resigned from his positions as Vice President and member of the Board, and agreed to the cancellation of 8,044,445 of his shares of our common stock. The parties agreed to the transfer of all of the Company's assets, including all technologies and product lines, to the Settlement Parties in exchange for the cancellation of all outstanding obligations owed to the Settlement Parties, including past due salaries and loans due to them, the cancellation of the above mentioned shares, and the assumption of certain liabilities of the Company and the lease by the Settlement Parties. The Agreement is attached hereto as Exhibit A.
        The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on September 16, 2005, as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

        You  are  being  provided  with  this  Information Statement pursuant to
Section  14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder.

        This Information Statement is being mailed on or about September __, 2005 to all Stockholders of record as of the Record Date.

                             ADDITIONAL INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

       The following documents as filed with the Commission by the Company are incorporated herein by reference:

   1. Quarterly Report on Form 10-Q for the quarter ended June 30, 2005; and

   2. Quarterly Report on Form 10-Q for the quarter ended March 31, 2005; and

   3. Annual Report on Form 10-K for the year ended December 31, 2004; and.

   4. Quarterly Report on Form 10-Q for the year ended September 30, 2004.

                          OUTSTANDING VOTING SECURITIES

        As of the date of the Consent by the Majority Stockholders, July 11, 2005, the Company had 92,954,467shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

         On July 11, 2005, the holders of 46,711,446 shares (or approximately 50.25% of the 92,954,467 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the Agreement. Since the Agreement has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

         The NJSA provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following information table sets forth certain information regarding the Company's common stock owned on July 11, 2005 by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names  and  Address  of
Directors,  Officers  and              Shares Owned
5%  Stockholders  (1)                  Number                     Percent
--------------------------- ------------------------------- --------------------
Bernard  Ciongoli
955  Belmont  Avenue
North Haledon, NJ  07508               24,275,000                   26.11%

Earl  Bjorndal
955  Belmont  Avenue
North Haledon, NJ 07508                 9,558,184                   10.28%

(1) Bernard Ciongoli resigned from his positions as President, Chief Executive Officer, Chief Financial Officer, and member of the Board of Directors of the Company, and Earl Bjorndal resigned from his positions as Vice President and member of the Board of Directors of the Company simultaneous with the execution of the Settlement Agreement and Release.

                         DISSENTER'S RIGHTS OF APPRAISAL

        The Stockholders have no right under the NJSA, the Company's articles of incorporation consistent with above or By-Laws to dissent from any of the provisions adopted in the Agreement.

    SETTLEMENT AGREEMENT AND RELEASE WITH OUR FORMER OFFICERS AND DIRECTORS.

On July 11, 2005 (the "Effective Date"), the Company finalized a Settlement Agreement and Release (the "Agreement") with Bernard Ciongoli and Earl Bjorndal (the "Settlement Parties"). In connection with the Agreement, Mr. Ciongoli resigned from his positions as President, Chief Executive Officer, Chief Financial Officer, and member of the Board of Directors of the Company, and agreed to the cancellation of 17,931,806 of his shares of our common stock. Earl Bjorndal resigned from his positions as Vice President and member of the Board of Directors of the Company, and agreed to the cancellation of 8,044,445 of his shares of our common stock. The parties agreed to the transfer of all of the Company's assets, including all technologies and product lines, to the Settlement Parties in exchange for the cancellation of all outstanding obligations owed to the Settlement Parties, including past due salaries and loans due to them, the cancellation of the above mentioned shares, and the assumption of certain liabilities of the Company and the lease by the Settlement Parties. As part of the Agreement, we agreed to transfer of all of the issued and outstanding shares of common stock of Tech Logistics, Inc., our subsidiary to Bernard Ciongoli.

Pursuant to the Agreement, the Settlement Parties granted the Company a seven year license in the transferred technology, pursuant to which the Company shall have the right to sell the products developed from the DynaTraX technology as a dealer to its customers at a dealer price of 25% off list price. The Company will also receive a royalty of 5% of the profits per year for the sale of DynaTrax products. In exchange for all of the Company's assets, the Settlement Parties agreed to the cancellation of all outstanding obligations owed to the Settlement Parties, including past due salaries and loans due to them; the cancellation of the above mentioned shares; and the assumption of certain liabilities of the Company and the lease by the Settlement Parties.

On July 11, 2005, Bernard Ciongoli resigned from his positions as President, Chief Executive Officer, Chief Financial Officer, and member of the Board of Directors of the Company. Also on July 11, 2005, Earl Bjorndal resigned from his positions as Vice President and member of the Board of Directors of the Company. Such resignation was in accordance with the terms of an Agreement and is not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practice. On July 11, 2005, Donna Silverman was appointed as the Company's President, Chief Executive Officer, and Chief
Financial  Officer  and  to  the  Board  of  Directors  of  the  Company.

Donna Silverman was appointed as the Company's President, Chief Executive Officer, and Chief Financial Officer and to the Board of Directors of the Company on July 11, 2005. Ms. Silverman has over twenty years of experience in the financial markets of Wall Street. After training with the investment firms of Herzog Heine & Geduld and Jay W. Kaufmann & Co., in 1988, Ms. Silverman launched the first east coast office for Paulson Investment Company, a leading underwriter in the OTC market. Ms. Silverman has owned and operated brokerage offices in New York, New Jersey, Florida and Georgia, creating and managing a sales force of over 150 registered representatives. During this time, she was responsible for the successful implementation and completion of over 50 underwritings. In 1996, Ms. Silverman founded Stedman Walker, Inc., a New York City firm specializing in raising capital for businesses through debt and equity funding.

We are now seeking a merger candidate for the purpose of a merger. Although we have begun preliminary negotiations with several candidates, we have not entered into any letters of intent to date.

                          EFFECTIVE DATE OF AGREEMENT

Pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, the action contemplated hereby became effected on or about the close of business on July 11, 2005.

                              By  Order  of  the  Board  of  Directors

                              /s/  Donna  Silverman
                              ---------------------
                              Donna  Silverman
                              President,  Chief  Financial  Officer  &  Director

                                    EXHIBIT A

                        SETTLEMENT AGREEMENT AND RELEASE
                        --------------------------------

     This Settlement Agreement and Release ("Agreement") is entered into as of July 11, 2005, by and between Tech Laboratories, Inc., a New Jersey corporation ("Tech Labs" or the "Company") and Bernard Ciongoli ("Ciongoli") and Earl Bjorndal ("Bjorndal") (collectively referred to as the "Settlement Parties").

WHEREAS, Tech Labs and the Settlement Parties to this Agreement have mutually determined to terminate their relationships with regard to the Settlement Parties positions as the officers and directors of Tech Labs and all outstanding obligations owed to the Settlement Parties by Tech Labs.

WHEREAS, in order to settle all claims known or unknown between them, the parties have agreed to settle and compromise all claims between them on the terms set forth herein.

NOW, THEREFORE, in consideration of the promises, covenants and releases set forth below, the parties do hereby promise, covenant and agree as follows:


     1. The parties acknowledge that the consideration tendered and received herein, the promises, undertakings, representations and releases made or given, and the execution of this Agreement are in compromise and settlement of disputed claims. The parties are willing to perform their obligations hereunder for the purpose of resolving their differences. Nothing herein is intended, and nothing herein shall be construed, as an admission of fault or liability on the part of any party hereto.

     2. The Settlement Parties and Tech Labs agree that, other than as set forth in this Agreement, there that there shall be no further obligations by either party to the other party.

     3. Ciongoli and Bjorndal agree to resign as officers and directors of the Company and agree to the cancellation of their employment agreements with the Company as well as to forgive all salary past due and any future salary due under their employment agreements and to forgive any other monies or loans due to them.

     4. Ciongoli and Bjorndal agree to return shares of the Company's common stock to treasury so that upon execution of the Agreement, Ciongoli and Bjorndal shall own a combined total of 4.9% of the outstanding shares of the Company's common stock. No anti-dilution rights shall be granted to these shares.

     5. Ciongoli and Bjorndal agree to assume any outstanding "operating" liabilities as set forth on Exhibit A attached hereto. Specifically, Ciongoli and Bjorndal agree to assume the outstanding lease held by the Company and to undertake their best efforts to have the Landlord remove the Company from the lease. Notwithstanding the above, at closing, Tech Labs agrees to pay two months rent on the lease as set forth on Exhibit A. Tech Labs will assume the liabilities of the Company, which shall be any lawsuits, judgments, legal, accounting and corporate expenses i.e. transfer agent, edgarization etc. as of August 1, 2005 and the convertible notes held by the Company's creditors. Upon execution of this Agreement, Ciongoli agrees to execute the Company's remaining convertible notes as redrafted.

     6. Tech Labs agrees to transfer the DynaTraX technology, all assets and other product lines owned by the Company to Tech Logistics, Inc., a corporation to be owned by Ciongoli and Bjorndal as set forth in Exhibit B.

     Tech Logistics Inc. will grant a license agreement to the Company with the following terms:

     A. Tech Labs shall have the rights to sell the products developed from the DynaTraX technology as a dealer to its customers at a dealer price of 25% off list price.
     B.   The term of the license shall be seven years.
     C. During the balance of the agreement, Tech Labs will receive a royalty of 5% percent of the profits per year for the sale of DynaTraX products.

     7. Ciongoli and Bjorndal agree to assist and cooperate with the Company with regard to any Sb-2 Registration Statement, due diligence request or any other corporate matter that requires information from them in the previous capacity as the sole officers of the Company.


     8. The parties acknowledge that, in the course of their prior business relationship, they have exchanged certain information with one another. The parties agree that each party is free to use, for any purpose whatsoever, any and all information disclosed to him/it by any other party.

     9. Tech Labs, its officers, directors, shareholders, employees, trustees, agents, attorneys, representatives, heirs, beneficiaries, successors and assigns, and all other parties acting or purporting to act for or on behalf of Tech Labs, jointly and severally, hereby agrees to defend, indemnify and hold harmless the Settlement Parties, and each of them, and their heirs, joint venturers, partners, affiliates, parent corporations, subsidiaries, officers, directors, agents, employees, shareholders, legal counsel, predecessors, successors and assigns, from and against any and all liabilities, responsibilities, damages, claims, causes of action, judgments, costs and expenses, including without limitation attorneys' fees and expert witness fees, in connection with any claim related to the Tech Labs after the date that the Settlement Parties resigned from Tech Labs.

     10. Except as to those duties and obligations set forth herein, Tech Labs, its officers, directors, shareholders, employees, trustees, agents, attorneys, representatives, heirs, beneficiaries, successors and assigns, and all other parties acting or purporting to act for or on behalf of Tech Labs, hereby unconditionally release and forever discharge the Settlement Parties, and each of them, and each of their heirs, joint venturers, partners, affiliates, parent corporations, subsidiaries, officers, directors, agents, employees, shareholders, legal counsel, predecessors, successors and assigns, of and from any and all manner of actions, causes, causes of action, claims, liabilities, suits, threats, contracts, controversies, torts, agreements, promises, damages, judgments, execution of claims, and demands whatsoever in law or in equity, known or unknown, suspected or unsuspected, which Tech Labs, and each of them, ever had, now has or may hereafter have against the Settlement Parties, by reason of any matter, cause or thing, whatsoever, including, without limitation, any claims for unknown damages or injuries, or unknown consequences or complications of known damages or injuries.

     11. The Settlement Parties and all other parties acting or purporting to act for or on behalf of the Settlement Parties jointly and severally, hereby agrees to defend, indemnify and hold harmless Tech Labs, and its joint venturers, partners, affiliates, parent corporations, subsidiaries, officers, directors, agents, employees, shareholders, legal counsel, predecessors, successors and assigns, from and against any and all liabilities, responsibilities, damages, claims, causes of action, judgments, costs and expenses, including without limitation attorneys' fees and expert witness fees, in connection with any claim related to any actions undertaken by the Settlement Parties prior to their resignation from Tech Labs.

     12. Except as to those duties and obligations set forth herein, the Settlement Parties, their officers, directors, shareholders, employees, trustees, agents, attorneys, representatives, heirs, beneficiaries, successors and assigns, and all other parties acting or purporting to act for or on behalf of Tech Labs and each of them, hereby unconditionally release and forever discharge Tech Labs and its joint venturers, partners, affiliates, parent corporations, subsidiaries, officers, directors, agents, employees, shareholders, legal counsel, predecessors, successors and assigns, of and from any and all manner of actions, causes, causes of action, claims, liabilities, suits, threats, contracts, controversies, torts, agreements, promises, damages, judgments, execution of claims, and demands whatsoever in law or in equity, known or unknown, suspected or unsuspected, which the Settlement Parties, and each of them, ever had, now has or may hereafter have against Tech Labs, by reason of any matter, cause or thing, whatsoever, including, without limitation, any claims for unknown damages or injuries, or unknown consequences or complications of known damages or injuries.

     13. Tech Labs represents and warrants to the Settlement Parties that the individual(s) signing this Agreement has been duly authorized to sign the Agreement on behalf of Tech Labs, and Tech Labs further represents and warrants that, upon execution, this Agreement shall be valid, legally binding and enforceable against Tech Labs in accordance with its terms.



     14. The Settlement Parties each represent and warrant to Tech Labs that the individual(s) signing this Agreement have been duly authorized to sign the Agreement on behalf of the respective entities, and the Settlement Parties further represent and warrant that, upon execution, this Agreement shall be valid, legally binding and enforceable against each of the Settlement Parties in accordance with its terms.


     15. This Agreement shall be construed and interpreted as a whole and in accordance with its fair meaning, and without regard to, or taking into account, any presumption or other rule of law requiring construction or interpretation against the party preparing this Agreement or any part hereof.

     16. The parties shall each bear their own expenses, legal costs and attorneys' fees incurred in connection with the negotiation and execution of this Agreement.

     17. This Agreement contains the entire agreement and understanding of the parties concerning the subject matter hereof. All prior and contemporaneous agreements, representations, negotiations, and understandings of the parties, oral or written, are merged herein and/or expressly declared void and are superseded by this Agreement. The parties warrant that no representations have been made to or relied upon by any party to induce the execution of this Agreement except as set forth herein.

     18. This Agreement, its application and interpretation, and all rights and obligations of the parties hereunder shall be governed by and construed exclusively in accordance with the laws of the State of New Jersey, excluding any choice of law rules which would apply the laws of another jurisdiction.

     19. Any disputes regarding this Agreement shall be exclusively resolved in the state or federal courts, as applicable, located in New Jersey. Each party consents to the exclusive jurisdiction of such courts and agrees not to bring any action under this Agreement except in New Jersey.

     20. This Agreement may not be altered, modified or amended, except in writing signed by the party to be bound.


     21. The parties shall make, execute and deliver all such documents and perform all such acts from time to time, prior to and following the consummation of this Agreement, to carry out the full intent and purpose of this Agreement.

     22. The parties hereto each represent and warrant that they have read this Agreement, understand its terms, have authority to enter into this Agreement, and intend to be legally bound thereby.

     23. The parties hereto each represent and warrant that they have been given an opportunity to consult with an attorney regarding this settlement and the terms of this Agreement.

     24. This Agreement may be executed in multiple counterparts, each of which shall be an original, and all of which shall constitute one and the same agreement.

     25. This Agreement shall be effective only when it has been fully executed and delivered by all of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 11th day of July, 2005.

TECH  LABORATORIES,  INC.

By: /s/  Donna  Silverman
    ---------------------
         Donna  Silverman

Its President


By:/s/  Bernard  Ciongoli              By: /s/ Earl   Bjorndal
   ----------------------                  -------------------
        BERNARD  CIONGOLI                      EARL  BJORNDAL

                                    EXHIBIT A

                              OPERATING LIABILITIES

                               as of July 1, 2005



Rent  (2  months)                            $11,620.00

Operating  Expenses
Accrued  expenses  &  credit  cards          $14,500.00

TOTAL                                        $26,120.00
                                             ----------



The above liabilities will be the responsibility of the settlement parties.

                                    EXHIBIT B

                              Assignment Agreement
                                 "Bill of Sale"
                      of Assets of Tech Laboratories, Inc.
                                       to
                              Tech Logistics, Inc.


For value received, all title, rights and interest of the assets of Tech Laboratories, Inc. a New Jersey corporation, will be transferred to Tech Logistics, Inc. Tech Logistics, Inc. will be owned by Bernard M. Ciongoli and Earl M. Bjorndal by transferring 100% of Tech Logistics stock to Ciongoli & Bjorndal.


The following assets of Tech Laboratories, Inc. will be assigned to Tech Logistics, Inc.:

     1) All intellectual property, patents, trademarks, trade names, product lines
     2)   All inventory on the books of Tech Laboratories, Inc.
     3) All equipment, fixtures and furniture located at 955 Belmont Ave., North Haledon, NJ
     4) All Accounts Receivable of Tech Laboratories, Inc. as of the signing of this agreement
     5) All phone, fax and ID numbers of Tech Laboratories, Inc. to be transferred or assigned to Tech Logistics, Inc.
     6) Use of historical financial records of Tech Laboratories Inc. for the purpose of history for future investors